EXHIBIT 10.42

Loan No. 102495

AMENDED AND RESTATED REPAYMENT GUARANTY

(Secured Loan)

THIS AMENDED AND RESTATED REPAYMENT GUARANTY (“Guaranty”) is made as of October 10, 2009, by Thomas Properties Group, Inc., a Delaware corporation and Thomas Properties Group, L.P., a Maryland limited partnership (individually, collectively, jointly and severally, “Guarantor”) in favor of Wells Fargo Bank, National Association (“Lender”).

R E C I T A L S

A.	Pursuant to the terms of a Loan Agreement, dated October 10, 2005 (as heretofore and hereafter amended, restated or replaced, the “Loan Agreement”), Lender previously made a loan to TPG-El Segundo Partners, LLC, a California limited liability company (“Borrower”), in the original principal amount of Nineteen Million Five Hundred Thousand Dollars ($19,500,000) (a portion of which, in an amount equal to $2,500,000, was previously repaid; the outstanding principal balance of the Loan as of the date hereof is $17,000,000) (the “Loan”). The Loan is evidenced by a Promissory Note Secured by Deed of Trust, dated October 10, 2005 (the “Original Note”) and the other documents referred to in the Loan Agreement as “Loan Documents” and secured by, among other things, a Deed of Trust with Absolute Assignment of Leases and Rent, Security Agreement and Fixture Filing, dated October 10, 2005 (as heretofore and hereafter amended, the “Deed of Trust”). All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.	In connection with the Loan, each party constituting Guarantor previously executed a Repayment Guaranty, dated October 10, 2005 (as amended, the “Original Guaranties”), which Original Guaranties were amended pursuant to separate documents titled (i) Guarantor’s Consent and Amendment, each dated September 29, 2006 and (ii) Amendment to Repayment Guaranty, each dated January 17, 2008.

C.	Lender and Borrower have now agreed to modify the terms of the Loan Documents in accordance with the provisions of a Third Modification Agreement, dated on or about the date hereof (the “Modification Agreement”). In connection with the Modification Agreement, Borrower has executed an Amended and Restated Promissory Note Secured by Deed of Trust, dated on or about the date hereof, in the principal amount of $17,000,000 (as hereafter amended, restated or replaced from time to time, the “Note”).

D.	As a condition to the effectiveness of the Modification Agreement, Lender has requested that Guarantor execute this Guaranty, which completely amends, restates and replaces the Original Guaranties.

THEREFORE, to induce Lender to enter into the Modification Agreement, and in consideration thereof, Guarantor unconditionally guarantees and agrees as follows:

1.	GUARANTY. Guarantor hereby guarantees and promises to pay to Lender or order, on demand, in lawful money of the United States, in immediately available funds, the principal sum of Seventeen Million Dollars ($17,000,000), or so much thereof as may be due and owing under the Note or any of the other Loan Documents together with interest and any other sums payable under the Note or any of the other Loan Documents.

2.	REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Lender may from time to time, and without first requiring performance by Borrower or exhausting any or all security for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations together with interest thereon at the rate of interest applicable to the principal balance of the Note.

3.

RIGHTS OF LENDER. Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) renew or extend all or any portion of Borrower’s obligations under the Note or any of the other Loan Documents; (b) declare all sums owing to Lender under the Note and the other Loan Documents due and payable upon the occurrence of a Default (as defined in the Loan Agreement) under the Loan Documents; (c) make non-material changes in the dates specified for payments of any sums payable in periodic installments

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under the Note or any of the other Loan Documents; (d) otherwise modify the terms of any of the Loan Documents, except for (i) increases in the principal amount of the Note or changes in the manner by which interest rates, fees or charges are calculated under the Note and the other Loan Documents (Guarantor acknowledges that if the Note or other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date of the Note where no Default has occurred under the Loan Documents; (e) take and hold security for the performance of Borrower’s obligations under the Note or the other Loan Documents and exchange, enforce, waive and release any such security; (f) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower’s obligations under the Note or the other Loan Documents; (h) apply payments received by Lender from Borrower to any obligations of Borrower to Lender, in such order as Lender shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (i) assign this Guaranty in whole or in part; and (j) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

4.	GUARANTOR’S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (e) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; (j) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor further waives any and all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property; this means, among other things, that: (1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Lender forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections. Finally, Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Note or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

5.

CONSENT TO WAIVER BY BORROWER. Guarantor consents to the waiver by Borrower of all of its rights under California Civil Code Section 2822, which provides as follows: “(a) The acceptance, by a creditor, of anything in partial

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satisfaction of an obligation, reduces the obligation of a surety thereof, in the same measure as that of the principal, but does not otherwise affect it. However, if the surety is liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied; and (b) For purposes of this section and Section 2819, an agreement by a creditor to accept from the principal debtor a sum less than the balance owed on the original obligation, without the prior consent of the surety and without any other change to the underlying agreement between the creditor and principal debtor, shall not exonerate the surety for the lesser sum agreed upon by the creditor and principal debtor.”

6.	GUARANTOR’S WARRANTIES. Guarantor warrants and acknowledges that: (a) Lender would not enter into the Modification Agreement but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty and this Guaranty shall be in full force and effect and binding on Guarantor regardless of whether Lender obtains other collateral or any guaranties from others; (c) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property and Borrower’s activities relating thereto and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Lender has made no representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Lender) and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; and (e) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business

7.	SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower to Guarantor to the obligations at any time owing by Borrower to Lender under the Note and the other Loan Documents. Guarantor assigns all such indebtedness to Lender as security for this Guaranty, the Note and the other Loan Documents. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Note and the other Loan Documents have been fully discharged. Guarantor further agrees not to assign all or any part of such indebtedness unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If Lender so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Lender, (b) all security for such indebtedness shall be duly assigned and delivered to Lender, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Loan but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Lender deems necessary or appropriate to perfect, preserve and enforce Lender’s rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

8.

BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any

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portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

9.	LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Guarantor agrees that Lender may elect, at any time, to sell, assign, or grant participations in all or any portion of its rights and obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion. Guarantor further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, the Guarantor, the Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower, any other guarantor and any non-borrower trustor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Guarantor further agrees that the Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon written request by Lender, Guarantor shall consent to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment, or participation.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

10.	ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof or after the death of Guarantor (if Guarantor is a natural person, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Note, the Deed of Trust and the other Loan Documents. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

11.	ATTORNEYS’ FEES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, or any of the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, Guarantor shall pay to Lender, immediately upon demand all reasonable attorneys’ fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

12.

RULES OF CONSTRUCTION. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall

Loan No. 102495

include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

13.	CREDIT REPORTS. Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender’s choice, a third party credit report on such legal entity and individual.

14.	GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, except to the extent preempted by federal laws. Guarantor and all persons and entities in any manner obligated to Lender under this Guaranty consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

15.	MISCELLANEOUS. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor and Lender. The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

16.	ADDITIONAL PROVISIONS. Such additional terms, covenants and conditions as may be set forth on any exhibit executed by Guarantor and attached hereto which recites that it is an exhibit to this Guaranty are incorporated herein by this reference.

17.	ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

18.	ADDITIONAL COVENANTS.

(a)	Pro Rata Net Worth. The Pro Rata Net Worth of Guarantor shall at all times be at least $225,000,000.

(b)	Pro Rata Leverage. The Pro Rata Leverage of Guarantor shall not at any time exceed 72.5%.

(c)	Unrestricted Cash and Marketable Securities. The Unrestricted Cash and Marketable Securities of Guarantor shall at all times be at least $10,000,000.

(d)	Definitions. As used in this Section 18, the following terms shall have the following meanings:

(i)	“Pro-Rata Leverage” means, as of the date of determination, Total Pro-Rata Liabilities divided by Total Pro-Rata Adjusted Assets.

(ii)	“Pro Rata Net Worth” means, as of the date of determination, Total Pro-Rata Adjusted Assets minus Total Pro-Rata Liabilities.

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(iii)	“Total Pro-Rata Adjusted Assets” means, as of any date of determination thereof, the total assets of Guarantor (excluding equity in unconsolidated subsidiaries), plus accumulated depreciation for consolidated properties of Guarantor, plus the pro-rata share of un-depreciated assets of unconsolidated subsidiaries of Guarantor, without duplication, determined in accordance with generally accepted accounting principles, consistently applied.

(iv)	“Total Pro-Rata Liabilities” means, as of any date of determination thereof, the total liabilities of Guarantor, plus the pro-rata share of liabilities of unconsolidated subsidiaries of Guarantor, without duplication, and in accordance with generally accepted accounting principles consistently applied.

(v)	“Unrestricted Cash and Marketable Securities” means, as of any date of determination thereof, all Cash and Marketable Securities of Guarantor and its subsidiaries (and Guarantor’s share of cash and maketable securities of entities in which Guarantor owns and interest without duplication), without duplication, to the extent the same are not subject to any security interest, lien, use or transfer restriction or other restriction. “Cash and Marketable Securities” means all monetary and non-monetary items belonging to Guarantor and its subsidiaries (and Guarantor’s share of cash and maketable securities of entities in which Guarantor owns and interest without duplication), without duplication, that are treated as cash in accordance with generally accepted accounting principles, consistently applied, plus all cash equivalents, including, without limitation, all investments (including, without limitation, investments of or by purchase or other acquisition of stock or other securities or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest in any other entity or otherwise, and partnership and joint venture interests of such entity) of the Guarantor and its subsidiaries (and Guarantor’s share of cash and maketable securities of entities in which Guarantor owns and interest without duplication) in (a) readily marketable direct obligations of the United States of America or obligations fully guarantied by the United States of America (“Government Securities”) due within six (6) months after the date of the making of the investment; (b) certificates of deposit issued by, bank deposits in, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by, any bank doing business in and incorporated under the laws of the United States of America or any state thereof and having on the date of such investment combined capital, surplus and undivided profits of at least $500,000,000.00, in each case due within six (6) months after the date of the making of the investment; and/or (c) readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any state thereof given on the date of such investment the highest credit rating A 1/P 1 by NCO/Moody’s Commercial Paper Division of Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, in each case due within three (3) months after the date of the making of the investment.

(e)	Reporting. Each Guarantor shall deliver to Lender:

(i)	As soon as available, but in no event later than one hundred twenty (120) days after such Guarantor’s fiscal year end, (1) a current financial statement (including, without limitation, an income and expense statement and balance sheet) signed by such Guarantor’s chief financial officer or similar authorized officer, and (2) all other financial information reasonably requested by Lender;

(ii)	Within thirty (30) days of Lender’s request, such annual and other financial information regarding such Guarantor as Lender may specify;

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(iii)	Within fifty (50) days after the end of each fiscal quarter of each Guarantor a certification, in form and detail satisfactory to Lender, by such Guarantor’s chief financial officer or similar authorized officer, certifying compliance with the provisions of this Section 18 and setting forth the calculations evidencing the same, together with all other evidence of compliance requested by Lender;

(iv)	If audited financial information is prepared by a Guarantor, then within fifteen (15) days of its final preparation, such audited financial information; and

(v)	On or before January 1 and August 1 of each calendar year, cash flow projections for each Guarantor for the following twelve-month period.

Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles, consistently applied. Each Guarantor shall maintain complete books of account and other records, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

“GUARANTOR”

THOMAS PROPERTIES GROUP, INC., a Delaware corporation

By:	/s/ John R. Sischo
Name:	JOHN R. SISCHO
Its:	Executive Vice President

THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership

By:	THOMAS PROPERTIES GROUP, INC., a Delaware corporation, its General Partner

	By:	/s/ John R. Sischo
	Name:	JOHN R. SISCHO
	Its:	Executive Vice President

Signature Page – Amended and Restated Repayment Guaranty